UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 1555 Notre Dame Street East, Montréal, Québec, Canada	80202 H2L 2R5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Senior Floating Rate Notes due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-221272

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Molson Coors Brewing Company, a Delaware corporation (the “Company”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus dated November 14, 2017 (the “Prospectus”), included in the Company’s effective Registration Statement on Form S-4 (Registration No. 333-221272), which Registration Statement was filed with the Commission on November 1, 2017, relating to, among other things, the securities to be registered hereunder. The Company incorporates by reference herein the Prospectus to the extent set forth below.

Item 1.       Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the section captioned “Description of Notes” in the Prospectus.

Item 2.       Exhibits

Exhibit No.	Document
4.1

Indenture, dated as of March 15, 2017, among Molson Coors Brewing Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.4 of our Current Report on Form 8-K, filed March 15, 2017).

4.2	Form of Senior Floating Rate Note due 2019 (included in Exhibit 4.1).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MOLSON COORS BREWING COMPANY

Dated: December 19, 2017
	By:	/s/ E. Lee Reichert
	Name:	E. Lee Reichert
	Title:	Deputy Chief Legal Officer and Secretary

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